Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference:

          (i) in Registration Statement No. 33-54491 on Form S-8 pertaining to the James River Corporation of Virginia StockPlus Investment Plan;

          (ii) in Registration Statement No. 33-57153 on Form S-8 pertaining to the Fort James Corporation Canadian Employees Stock Purchase Plan;

          (iii) in Registration Statement No. 33-43894 on Form S-8 pertaining to the James River Corporation of Virginia Stock Option Plan for Outside Directors;

          (iv) in Post-Effective Amendment No. 1 to Registration Statement No. 2-83979 on Form S-8, serving as Post-Effective Amendment No. 5 to Registration Statement No. 2-64057, and as Post-Effective Amendment No. 2 to Registration Statement No. 2-76900, each pertaining to the James River Corporation of Virginia Stock Option Plan;

          (v) in Registration Statement No. 33-56657 on Form S-8 pertaining to the James River Corporation of Virginia 1987 Stock Option Plan;

          (vi) in Registration Statement No. 333-02217 on Form S-8 pertaining to the James River Corporation of Virginia Stock Incentive Plan;

          (vii) in Registration Statement No. 333-02213 on Form S-8 pertaining to the James River Corporation of Virginia Director Stock Ownership Plan;

          (viii) in Registration Statement No. 333-33435 on Form S-8 pertaining to the Fort Howard Corporation Profit Sharing Retirement Plan and the Harmon Assoc., Corp. Profit Sharing Plan;

          (ix) in Registration Statement No. 333-33431 on Form S-8 pertaining to the Fort Howard Corporation Management Equity Participation Agreement, the Fort Howard Corporation Management Equity Plan, and the Fort Howard Corporation 1995 Stock Incentive Plan; and

          (x) in Registration Statement No. 333-47287 on Form S-3 pertaining to the shelf registration of $800,000,000 of debt securities of Fort James Corporation of our report, dated February 3, 1998, on our audits of the consolidated financial statements of Fort James Corporation as of December 28, 1997 and December 29, 1996, and for each of the three fiscal years in the period ended December 28, 1997, which report is included in this Annual Report on Form 10-K.

                                                   /s/ COOPERS & LYBRAND L.L.P.

     Richmond, Virginia
     March 23, 1998

                                      E-4